SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

--------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2001

COM21, INC.
(Exact name of registrant as specified in charter

Delaware	000-24009	94-3201698
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

750 Tasman Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	408-953-9100

ITEM 5. OTHER EVENTS

On January 25, 2001, Com21, Inc. (the Registrant) reported its earnings for the fourth quarter and twelve months ended December 31, 2000. A copy of the press release issued by the Registrant on January 25, 2001 concerning the foregoing quarter and annual results is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. Except for the historical information contained herein, this press release contains forward-looking statements, estimates, and assumptions by the Company that involve risks and uncertainties, including the Company's ability to complete and successfully integrate acquisitions, the Company's ability to gain new business and develop and offer new products, the expansion of operations by the Company's customers and the deployment of the Company's products in specific markets. The matters discussed in this press release may also involve risks and uncertainties concerning Com21's products and services described in Com21's filings with the Securities and Exchange Commission (SEC). In particular, see the risk factors described in the Company's most recent Form 10K and Form 10Q. Com21 assumes no obligation to update the forward-looking information contained in this press release.

Com21® is a registered trademark of Com21, Inc., Milpitas, California, U.S.A. All other trademarks are the property of their respective owners.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.
    99.1 Press release of Registrant, dated January 25, 2001, announcing Registrant's release of its earnings for the fourth quarter and twelve months ended December 31, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COM21, INC.
Date: February 13, 2001	By: /s/ David L. Robertson
Name: David L. Robertson
Title: Vice President Finance
Chief Financial Officer

Contact:

Com21 Investor Relations

Trish McCarthy

Director, Investor Relations

408.545.9429

tmccarthy@com21.com

Com21 Reports Yearly Revenues of $198 Million

Annual Revenue Increases 106%

MILPITAS, CA, (January 22, 2000) - Com21, Inc. (Nasdaq: CMTO) today reported financial results for the three- and 12-month periods ended December 31, 2000.

Revenues for 2000 were $198 million. On a year to year basis, the Company's revenues increased 106% from $95.7 million in 1999. Revenues for the fourth quarter of 2000 were $44.0 million, an increase of 48% from $29.7 million recorded in the fourth quarter of 1999. Cable modem shipments increased as well, as Com21 shipped 810,000 cable modems worldwide in 2000, an increase of 188% over the 281,000 reported in 1999. DOCSIS modem shipments surpassed ATM (asynchronous transfer mode) modem shipments for the first time, as the Company's DOXport® modems accounted for 67% of all unit shipments in the fourth quarter of 2000. Domestic and international cable modem shipments for the fourth quarter were virtually even, with each region receiving 50% of all cable modem shipments.

"Com21 experienced a respectable fourth quarter," said Craig Soderquist, Com21 president and CEO. "In the face of a general industry downturn, we were actually able to increase market share. We believe that this downturn was simply a temporary setback due to inventory rebalancing by the major MSOs, both in the US and in Europe. Our margin decline in the fourth quarter resulted primarily from inventory adjustments so that these costs are not carried forward. "We have revised our business model, which will allow us to make money with margins in the mid-twenties. We expect to break even in the second quarter of 2001, and exit the year with margins in the mid-twenties to low thirties.

"The DOXport 1110, our flagship cable modem, has received high marks from customers," added Soderquist, "and we expect its industry-leading technology to drive strong revenues and improve our margins in the coming year."

The Company reported a pro forma net loss for the fourth quarter of $20.8 million, or $0.85 per share, compared to a net loss of $4.0 million, or $0.19 per share, reported in the fourth quarter of 1999.

For the fiscal year ended December 31, 2000, Com21's revenues were $197.5 million, compared to $95.7 million reported for the fiscal year ended 1999. The Company reported a pro forma net loss for the 12-month period of $36.3 million, or $1.57 per share, compared to a pro forma net loss of $10.3 million, or $0.49 per share, during the same period last year.

The pro forma results exclude non-cash charges related to the acquisition of GADline and BitCom, including the write down of discontinued inventory, stock compensation, and the amortization of goodwill and intangible assets. Including these charges, the net loss for the fourth quarter of 2000 was $1.00 per share, or $24.7 million, versus a net loss of $0.19 per share, or $4.0 million for the same period last year. The net loss for the fiscal year 2000 was $2.41 per share, or $55.6 million, compared to a net loss of $0.49 per share, or $10.3 million, for the fiscal year 1999.

About Com21, Inc.

Com21, Inc. (www.com21.com) is a leading global supplier of system solutions for the broadband access market. The Company's DOCSIS, DVB, and ATM-based products enable cable operators and service providers to deliver high-speed, cost-effective Internet and telephony applications to corporate telecommuters, small businesses, home offices, and residential users. To date, Com21 has shipped over one million cable modems worldwide, along with over 1,400 headend controllers. Com21 systems offer commercial service in cable systems passing 17 million households worldwide.

Com21 is an ISO 9001 registered company with over 500 employees worldwide. The Company's corporate headquarters is located in Milpitas, California, USA, with its European headquarters in Delft, The Netherlands. In addition, Com21 maintains research and development facilities in Ireland, Israel, Maryland, and New York, as well as sales and support offices in the United States and Canada, Europe, Asia, and Latin America.

Safe Harbor Act Clause

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. Except for the historical information contained herein, this press release contains forward-looking statements, estimates, and assumptions by the Company that involve risks and uncertainties, including the Company's ability to complete and successfully integrate acquisitions, the Company's ability to gain new business and develop and offer new products, the expansion of operations by the Company's customers and the deployment of the Company's products in specific markets. The matters discussed in this press release may also involve risks and uncertainties concerning Com21's products and services described in Com21's filings with the Securities and Exchange Commission (SEC). In particular, see the risk factors described in the Company's most recent Form 10K and Form 10Q. Com21 assumes no obligation to update the forward-looking information contained in this press release.

Com21® is a registered trademark of Com21, Inc., Milpitas, California, U.S.A. All other trademarks are the property of their respective owners.
COM21,INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2000	1999	2000	1999

Revenues	$ 43,959	$ 29,718	$ 197,509	$ 95,743
Cost of revenues	36,514	20,741	153,768	60,918
Gross profit	7,445	8,977	43,741	34,825

Operating expenses:
Research and development	15,775	8,164	48,515	29,821
Sales and marketing	9,056	4,931	29,145	16,250
General and administrative	7,643	1,264	16,868	4,120
In-process research and development			8,823
Total operating expenses	32,474	14,359	103,351	50,191

Loss from operations	(25,029)	(5,382)	(59,610)	(15,366)

Total other income, net	366	1,380	3,993	5,104
Loss before income taxes	(24,663)	(4,002)	(55,617)	(10,262)

Provision for income taxes	-	-	22	55

Net loss	$ (24,663)	$ (4,002)	$ (55,639)	$ (10,317)

Net loss per share, basic and diluted	$ (1.00)	$ (0.19)	$ (2.41)	$ (0.49)

Shares used in computation, basic and diluted	24,555	21,532	23,123	20,932

COM21,INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS *
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2000	1999	2000	1999

Revenues	$ 43,959	$ 29,718	$ 197,509	$ 95,743
Cost of revenues	35,756	20,741	149,552	60,918
Gross profit	8,203	8,977	47,957	34,825

Operating expenses:
Research and development	15,097	8,164	47,159	29,821
Sales and marketing	9,016	4,931	29,065	16,250
General and administrative	5,270	1,264	11,980	4,120
Total operating expenses	29,383	14,359	88,204	50,191

Loss from operations	(21,180)	(5,382)	(40,247)	(15,366)

Total other income, net	366	1,380	3,993	5,104
Loss before income taxes	(20,814)	(4,002)	(36,254)	(10,262)

Provision for income taxes	-	-	22	55

Net loss	$ (20,814)	$ (4,002)	$ (36,276)	$ (10,317)

Net loss per share, basic and diluted	$ (0.85)	$ (0.19)	$ (1.57)	$ (0.49)

Shares used in computation, basic and diluted	24,555	21,532	23,123	20,932

* Pro Forma results exclude non-cash charges related to the acquisition of GADline and BitCom, including the write down of discontinued inventory, stock compensation, and the amortization of goodwill and intangible assets.

COM21,INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
ASSETS	2000	1999
Current assets:
Cash and cash equivalents	$ 36,487	$ 16,499
Short-term investments	9,427	89524
Accounts receivable	44,135	19,207
Inventories	31,342	4,518
Prepaid expenses and other	14,347	2,924
Total current assets	135,735	132,672

Investments	2,000	-
Property and equipment, net	16,690	8,198
Acquired intangibles, net	16,726	-
Goodwill, net	43,331	-
Other assets	788	296
Total Assets	$ 215,273	$ 141,166

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 48,264	$ 12,870
Accrued compensation and related benefits	4,447	3,732
Deferred revenue	435	317
Other current liabilities	6,679	2,982
Current portion of capital leases and debt obligations	11,307	538
Total current liabilities	71,132	20,439
Deferred rent	371	304
Capital leases and debt obligations	14	345
Total Liabilities	71,517	21,088

Total Stockholders' Equity	143,756	120,078

Total Liabilities and Stockholders' Equity	$ 215,273	$ 141,166